UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, William L. Lewis (65) informed the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”) of his intention to cease serving as a Director of the Company and of EVB, the Company’s wholly owned banking subsidiary, upon the expiration of his current term at the Company’s Annual Meeting of Shareholders to be held on May 19, 2016. Mr. Lewis advised the Board of Directors that his decision not to stand for re-election was in connection with his recent appointment to serve as a district court judge for the 15th Judicial District’s Juvenile and Domestic Relations District Court in Virginia, which appointment will become effective July 1, 2016. The Company is not aware of any disagreement between the Company and Mr. Lewis on any matter relating to the Company’s operations, policies or practices, and the Company is grateful to Mr. Lewis for his many years of dedicated service.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: March 25, 2016

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President
and Chief Financial Officer